UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2022

ROLLINS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4422	51-0068479
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2170 Piedmont Road, N.E., Atlanta, Georgia 30324

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (404) 888-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ROL	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 2, 2022, the Board of Directors (the “Board”) of Rollins, Inc. (the “Company”) appointed Kenneth D. Krause to serve as the Company’s Executive Vice President, Chief Financial Officer and Treasurer, and Principal Financial Officer, effective September 1, 2022.  Julie Bimmerman, the Company’s current Interim Chief Financial Officer and Treasurer and Principal Financial Officer, will relinquish those responsibilities and will resume her previous responsibilities as Group Vice President, Finance and Investor Relations also effective September 1, 2022.

Mr. Krause, age 47, has served as the Senior Vice President, Chief Financial Officer, Chief Strategy Officer and Treasurer of MSA Safety, Inc. since 2015. Mr. Krause also served in various other leadership roles at MSA Safety, Inc. with increasing levels of responsibility from 2006 to 2015. Mr. Krause received a Bachelor of Science in Business Administration - Accounting from Slippery Rock University and an MBA from the University of Pittsburgh Katz Graduate School of Business. Mr. Krause is also a Certified Public Accountant.

In connection with Mr. Krause’s appointment as Executive Vice President, Chief Financial Officer and Treasurer, Mr. Krause will receive:

●	An annual base salary in the amount of $675,000;
●	An annual target cash bonus opportunity of 100% of Mr. Krause’s annual base salary, prorated to 50% for 2022, and subject to the terms and conditions of the Rollins, Inc. Executive Bonus Plan and the Human Capital Management and Compensation Committee’s (the “Committee”) approval of the performance goals;
●	Subject to the approval of the Committee of the Board:
●	a one-time equity award with a grant date fair market value of $2,500,000 based on the closing price of the Company’s stock on September 1, 2022, that will vest over a three-year period beginning on January 1, 2023, with one-third of the award vesting on that date and the remaining two-thirds vesting in equal portions on each subsequent anniversary of that date, subject to the terms and conditions of the Company’s 2018 Stock Incentive Plan; and
●	an annual target equity opportunity of 200% of Mr. Krause’s annual base salary beginning in 2023, subject to the terms and conditions of the Company’s 2018 Stock Incentive Plan.
●	A one-time signing bonus in the amount of $500,000, less normal withholdings, to be paid within thirty-days of Mr. Krause’s start date and subject to full repayment in the event Mr. Krause leaves the Company before twelve-months from his start date;
●	A one-time cash bonus in the amount of $430,000, less normal withholdings, to be paid on or before February 28, 2023 and subject to full repayment in the event Mr. Krause leaves the Company before twelve-months from his start date;
●	Relocation assistance in connection with his move to the Atlanta, Georgia area; and
●	Eligibility to participate in certain benefit programs available to similarly situated executives of the Company and other benefit programs available to all full-time employees of the Company following the completion of sixty days of service with the Company.

Mr. Krause has no family relationships that require disclosure pursuant to Item 401(d) of Regulation S-K and has not been involved in any transactions that require disclosure pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Krause and any other person pursuant to which Mr. Krause was named Executive Vice President, Chief Financial Officer and Treasurer of the Company. His employment is at will and is subject to the discretion of the Board.

The Company issued a press release on August 2, 2022 announcing Mr. Krause’s appointment.  A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release Dated August 2, 2022
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Rollins, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROLLINS, INC.

Date: August 3, 2022	By:	/s/ Jerry Gahlhoff, Jr
	Name:	Jerry Gahlhoff, Jr.
	Title:	President and Chief Operating Officer